EXHIBIT 10.1

RESTRUCTURING AGREEMENT

This Restructuring Agreement (this “Agreement”) is entered into effective as of March 31, 2014, by and among Aethlon Medical, Inc., a Nevada corporation (the “Company”), and Joel S. Aaronson, Patricia Green and Christina J. Bird, Co-Executors of the Estate of Allan S. Bird (the “Holder”).

WHEREAS, the Company and the Holder are parties to that certain Amended and Restated 12% Series A Convertible Promissory Note executed on June 14, 2010 (the “Note”);

WHEREAS, the Company issued to the Holder certain Amended and Restated Class A Principal Common Stock Purchase Warrants, Amended and Restated Class A Common Stock Purchase Warrants, Amended and Restated Class A-1 Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants in connection with the Note (collectively, the “Existing Warrants”);

WHEREAS, the Company and the Holder desire to restructure their agreement with respect to the Note and the Existing Warrants.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.           Amendment of Note.

a.           Interest Rate and Interest Payment Dates. With respect to interest accruing on the Note subsequent to March 31, 2014:

i.           The Note shall bear interest equal to eight percent (8%) per annum on the unpaid principal balance, computed on a 360-day year, during the term of the Note; and

ii.          The Company shall pay all accrued interest on a semi-annual basis through September 30 and March 31 of each year (each, a “Payment Date”) until the Maturity Date (as redefined herein), when all accrued but unpaid interest will be due and payable. To the extent that the Company pays interest on the Note in Units (as redefined below), the Company shall have 5 business days from the applicable Payment Date to deliver such payments.

b.           Interest Payment Rate and Units. With respect to interest accruing after March 31, 2014:

i.           The Interest Payment Rate, as defined in the Note, shall be 80% of the average closing price of the Company’s Common Stock for the 5-day period immediately preceding the applicable Payment Date; and

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ii.          Each Unit, as defined in the Note, shall be composed of one share of Common Stock and one-half Common Stock Purchase Warrant, in the form attached hereto as Exhibit A, to purchase a share of Common Stock at an exercise price equal to 120% of the average closing price of the Company’s Common Stock for the 5-day period immediately preceding the applicable Payment Date.

c.           Conversion Price. The Conversion Price, as defined in the Note, shall be $.042.

d.           Waiver of Anti-Dilution Rights. To the extent that the Note contains any provision that would act to reduce the Conversion Price if the Company were to issue any Common Stock, other than excepted issuances specified in the Note (“Excepted Issuances”), at a price below the Conversion Price, the Holder hereby agrees that the Note hereby is amended to remove such anti-dilution protection and, until the Note is no longer outstanding, the Company shall be prohibited from issuing any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modifying, with equivalent effect, any of the foregoing that may be outstanding), other than Excepted Issuances, at a price below $.042.

e.           Maturity Date of Note. The Maturity Date, as defined in the Note, shall be April 1, 2016.

2.           Payment and Waiver of Interest on Note. The Company shall pay the Holder all interest that has accrued under the Note through March 31, 2014 but has not been paid. Interest through February 28, 2013 will be paid in units at a rate of $.042 per unit, with each unit consisting of one share of Common Stock and one Common Stock Purchase Warrant, in the form attached hereto as Exhibit A, to purchase a share of Common Stock at an exercise price of $.042 per share. Interest from March 1, 2013 through March 31, 2014 will be paid in units at a rate of $.072 per unit, with each unit consisting of one share of Common Stock and one-half Common Stock Purchase Warrant, in the form attached hereto as Exhibit A, to purchase a share of Common Stock at an exercise price of $.108 per share. Such interest will be paid as follows:

Period of Accrual	Amount of Interest	Price per Unit	Number of Shares of Common Stock	Number of Warrant Shares
Through February 28, 2013	$97,500	$.042	2,321,429	2,321,429
March 1, 2013 through March 31, 2014	$19,470	$.072	270,417	135,417
TOTAL	$116,970		2,591,846	2,456,846

Within 5 days after the execution hereof, the Company shall instruct its transfer agent to issue the shares of Common Stock to be issued to the Holder as set forth above and shall deliver the Warrants as set forth above. Interest on the Note subsequent to March 31, 2014 shall paid in accordance with the Note, as amended by Section 1 hereof.

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3.           Amendment of Warrants.

a.           Adjustment of Exercise Price. The Exercise Price, as defined in each of the Existing Warrants, shall be $.042.

b.           Waiver of Anti-Dilution Rights. To the extent that any Existing Warrant contains any provision that would act to reduce the exercise price of such Existing Warrant if the Company were to issue any Common Stock, other than excepted issuances specified in the applicable Existing Warrant (“Excepted Issuances”), at a price below such exercise price, the Holder hereby agrees that such Existing Warrant hereby is amended to remove such anti-dilution protection and, until such Existing Warrant is no longer outstanding, the Company shall be prohibited from issuing any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modifying, with equivalent effect, any of the foregoing that may be outstanding), other than Excepted Issuances, at a price below $.042.

c.           Expiration Date of Existing Warrants. The Expiration Date, as defined in each of the Existing Warrants, shall be July 1, 2018.

4.           Restructuring Fee. In connection with the restructuring effected by this Agreement, the Company shall pay the Holder a restructuring fee of 25,000 shares of Common Stock. Within 5 days after the execution hereof, the Company shall instruct its transfer agent to issue such shares to the Holder.

5.           Legends. The Holder understands that (i) the Company will issue the securities to be issued hereunder without registering such securities under the Securities Act of 1933, as amended (the “Act”), or the applicable securities laws of any state in reliance on exemptions from registration and (ii) such exemptions depend on the Holder’s investment intent at the time of the Holder’s acquisition of such securities. Accordingly, the Holder represents and warrants that it is acquiring such securities for the Holder’s own account for investment only and not with a view to distribution thereof. The Holder acknowledges that the Holder must hold such securities indefinitely unless they are registered under the Act and any applicable state securities laws or an exemption from registration is applicable. The shares of Common Stock to be issued hereunder and upon exercise of the Warrants to be issued hereunder shall bear a legend in substantially the following form:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

In addition, the Company may direct its transfer agent to note in its records with respect to the shares of Common Stock to be issued hereunder that the Holder may be deemed to be an affiliate of the Company.

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6.           Waiver of Limitation on Conversion or Exercise Rights. The Company and the Holder waive compliance with any provision contained in any security held by the Holder that would limit the number of shares of Common Stock that the Holder may be deemed to own beneficially.

7.           Waiver and Release. Except as set forth herein, the Holder hereby waives any further rights it may have against the Company through March 31, 2014 under or in connection with the Note and hereby releases the Company from any further obligations through March 31, 2014 under or in connection with the Note.

8.           Miscellaneous.

a.           Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

b.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Holder’s Existing Warrants.

c.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

d.           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and, all of which taken together will constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature will create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

e.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to principles of conflicts of law that would result in the application of the law of another jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of San Diego, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

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f.           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Restructuring Agreement as of the date first written above.

AETHLON MEDICAL, INC.

____________________________

Name: James A. Joyce

Title: Chief Executive Officer

Allan S. Bird Revocable Living Trust

____________________________

By: Joel S. Aaronson

Its: Trustee

Allan S. Bird Revocable Living Trust

____________________________

By: Patricia Green

Its: Trustee

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EXHIBIT A

COMMON STOCK PURCHASE WARRANT

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